EXHIBIT 11.1A

                           TEI, INC. AND SUBSIDIARIES
                 COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE
            for the Three and Six Months Ended June 30, 1997 and 1996
                                   (unaudited)

                                                                        1997             1996
                                                                     ------------    ------------
Computation of earnings per common share for the
  three months ended June 30:
   Net income (loss) applicable to common stock ..................   $ (1,154,957)   $    221,840
                                                                     ============    ============
   Weighted average number of common shares outstanding ..........     14,244,012      14,284,578
   Common shares issuable under employee stock option plan .......           --              --
   Less shares assumed repurchased with proceeds .................           --              --
                                                                     ------------    ------------
      Weighted average common shares outstanding .................     14,244,012      14,284,578
                                                                     ============    ============
          Net earnings (loss) per common share ...................   $      (0.08)   $       0.01
                                                                     ============    ============

                                                                         1997            1996
                                                                     ------------    ------------
Computation of earnings per common share for the
  six months ended June 30:
   Net income (loss) applicable to common stock ..................   $ (1,299,110)   $   (121,279)
                                                                     ============    ============
   Weighted average number of common shares outstanding ..........     14,244,012      14,239,379
   Common shares issuable under employee stock option plan .......           --              --
   Less shares assumed repurchased with proceeds .................           --              --
                                                                     ------------    ------------
      Weighted average common shares outstanding .................     14,244,012      14,239,379
                                                                     ============    ============
          Net earnings (loss) per common share ...................   $      (0.09)   $      (0.01)
                                                                     ============    ============

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